UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2018

Lumentum Holdings Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)
(408) 546-5483
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
Lumentum Holdings Inc. (the “Company”) issued 1,454,126 shares of its common stock to Amada Holdings Co., Ltd. (“Amada”) upon the conversion of 35,805 shares of the Series A Preferred Stock of Lumentum Inc., a subsidiary of the Company (the “Series A Preferred”), held by Amada. As previously disclosed in the Company’s periodic filings with the Securities and Exchange Commission, on July 31, 2015, 40,000 shares of the Series A Preferred were originally issued to Viavi Solutions Inc. (“Viavi”) in a private placement transaction. Pursuant to a securities purchase agreement between the Company, Viavi and Amada, 35,805 shares of Series A Preferred were sold by Viavi to Amada in August 2015. The conversion occurred pursuant to the terms of the Certificate of Incorporation of Lumentum Inc. and was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. The conversion was deemed effective as of November 2, 2018 and the shares were issued on November 12, 2018.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

	By:	/s/ Judy Hamel
	Name:	Judy Hamel
	Title:	Senior Vice President, General Counsel and Secretary

November 13, 2018